EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Radiate Research, Inc.
(A Development Stage Company)
Ottawa, Ontario
Canada

We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form F-1 (333-131249) our report dated October 19, 2006 relating to the financial statements as of May 31, 2006 and the year ended May 31, 2006, the period from June 10, 2004 (inception) to May 31, 2005 and the period from June 10, 2004 (inception) to May 31, 2006, included herein.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 17, 2007